EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan of Women First HealthCare, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements of Women First HealthCare, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California
July 12, 2002